                                                                   EXHIBIT 99.02

              DEL GLOBAL TECHNOLOGIES ANNOUNCES THE APPOINTMENT OF
              TWO NEW DIRECTORS, THE RESIGNATION OF TWO DIRECTORS
                AND THE DATE OF THE COMPANY'S 2005 ANNUAL MEETING

VALHALLA,  NY - April 28,  2005-- DEL GLOBAL  TECHNOLOGIES  CORP.  (DGTC)  ("Del
Global" or "the Company")  today announced the appointment of General Merrill A.
McPeak and Mr. James Risher to the Board of Directors effective April 27, 2005.

As the Company  announced on March 30, 2005,  the Board has concluded its review of strategic alternatives, and determined that the shareholders' interests would be best served by the Company continuing to operate as a stand-alone entity. The
Board's  appointment  of General  McPeak and Mr.  Risher is in keeping  with the
Board's  efforts  to focus on  improving  operations  and the  expansion  of the
Company's business.

General  Merrill  A.  McPeak,  age 69,  has  served  as  President  of  McPeak &
Associates, a management consulting firm, since 1995. General McPeak entered the
U.S. Air Force in 1957 and served in various  positions  throughout  his tenure.
From  October  1990 until  October  1994,  he was Chief of Staff of the U.S. Air
Force. He also served as Commander-in-Chief, Pacific Air Forces, from 1988 until
1990,  Commander,  Twelfth Air Force,  from 1987 until 1988 and Deputy  Chief of
Staff, Programs and Resources,  from 1985 until 1987. He serves as a director of
Tektronix,  Inc. (NYSE:  TEK), a manufacturer and marketer of test,  measurement and monitoring  solutions,  GigaBeam  Corporation (OTCBB:  GGBM), a designer and developer  of  wireless  point-to-point  communications  equipment,  and several private  companies.  He received a bachelor of arts degree in economics from San
Diego State College and a master of science  degree in  international  relations from George Washington University.

Mr.  Risher,  age 62,  has been the  Managing  Partner of Lumina  Group,  LLC, a private company engaged in the business of consulting and investing in small and mid-size  companies,  since 1998.  From  February  2001 to May 2002,  Mr. Risher served as  Chairman  and Chief  Executive  Officer of BlueStar  Battery  Systems
International,   Inc.  ("BlueStar"),  a  Canadian  public  company  that  is  an
e-commerce  distributor  of  electrical  and  electronic  products  to  selected automotive  aftermarket  segments and targeted industrial markets.  From 1986 to
1998, Mr. Risher served as a director,  Chief Executive Officer and President of
Exide Electronics Group, Inc. ("Exide"),  a global leader in the uninterruptible power supply industry. He also served as Chairman of Exide from December 1997 to
July 1998.  Mr.  Risher  has also been a  director  of SL  Industries,  Inc.,  a designer and producer of  proprietary  advanced  systems and  equipment  for the power and data quality industry, since May 2003.

The Company also announced the voluntary resignation,  effective April 27, 2005, of Wallace  Barnes  and  Michael  Cheshire  from the Board of  Directors  of the
Company.

Suzanne Hopgood, the Chairman of the Board, commented, "The Board thanks Messrs.
Barnes and Cheshire for their  service with the Board,  including  their work to enhance shareholder value and help move the Company forward.  The Board's recent accomplishments,  all of which had been previously announced, have included: the conclusion of the  investigation  by the United States  Securities  and Exchange
Commission;  the  completion  of  the  United  States  Department  of  Defense's
investigation  of the  Company;  corporate  governance  reforms,  including  the elimination of the Company's poison pill and the changes to the Company's bylaws allowing  shareholders  to  call  a  meeting;  the  return  of  the  Company  to profitability; and the sale of the High Voltage division.  Additionally,  during the tenure of Messrs. Barnes and Cheshire, the Board of Directors of the Company
aligned  compensation and performance  incentives,  put a new management team in place,  the  Company's  financial  structure  has  been  stabilized  and  strong corporate initiatives have been implemented."

The  Company  also  announced  that its 2005  Annual  Meeting is  scheduled  for
Thursday,  June 30,  2005.  The record date was set for May 25, 2005. A slate of six  directors  will be nominated  for election at the 2005 Annual  Meeting.  In addition to nominating  General McPeak and Mr. Risher, the Company has nominated
James Henderson,  Gerald M. Czarnecki,  Walter Schneider and Edgar J. Smith, Jr.
for re-election to the Board at the 2005 Annual Meeting.  Ms. Hopgood has chosen not to stand for reelection,  but she stated that, in her opinion,  "the Company has selected a slate of nominees whose  qualifications  are consistent  with the
Company's plans to grow the business and increase profitability."

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital  facilities;  favorable  determinations  in various legal and regulatory matters; the ability of Del Global to avoid a debarment from doing business with the U.S.  Government;  market and operating risks from foreign currency exchange exposures;  and favorable  general  economic  conditions.  Actual  results could differ  materially  from  those  expressed  or  implied  in the  forward-looking statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are  specified  in the  Company's  filings  with  the  Securities  and  Exchange
Commission.

CONTACT:

DEL GLOBAL TECHNOLOGIES CORP.
Walter F. Schneider/Mark Koch,
(914) 686-3650

INVESTOR RELATIONS:
Devin Sullivan, 212-836-9608
or
Adam Prior, 212-836-9606